EXHIBIT 23(c)
                                                              -------------

                           RALPH E. DAVIS ASSOCIATES, INC.

                        Consultants-Petroleum and Natural Gas
                            3555 Timmons Lane - Suite 1105
                                 Houston, Texas 77027
                                    (713) 622-8955



                                 CONSENT OF ENGINEER
                                 -------------------

                    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of National Fuel Gas Company of our audit report dated October 9, 1997 and our estimate dated October 1, 1997, which appear in or are incorporated by reference in the National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the heading "Legal Opinions and Experts" in such Prospectus.


                                        RALPH E. DAVIS ASSOCIATES, INC.


                                        /s/ Allen C. Barron
                                        -----------------------------------
                                        Allen C. Barron, P.E.
                                        Vice President

          Houston, Texas
          May 4, 1998



                        Consultants to the oil and natural gas
                             industries since the 1920's